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                                                                     Exhibit 1.2

                        COMMON STOCK PURCHASE AGREEMENT


          This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of June 15, 2001 by and between Valicert, Inc., a Delaware corporation (the "Company") and Rellian Investments Limited (the "Purchaser"), a British Virgin Islands corporation.

          WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Purchaser from time to time as provided herein, and Purchaser shall purchase, up to $50,000,000 of Common Stock and the Warrant; and

          WHEREAS, such investments will be made by the Purchaser as statutory underwriter of a registered indirect primary offering of such Common Stock by the Company.

          NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                       PURCHASE AND SALE OF COMMON STOCK

          Section 1.1. Purchase and Sale of Stock.  Subject to the terms and
                       --------------------------
conditions of this Agreement, the Company may sell and issue to the Purchaser and the Purchaser shall be obligated to purchase from the Company, up to an aggregate of, $50,000,000 of Common Stock (the "Commitment Amount") and the Warrant, subject to the terms herein.

          Section 1.2. Purchase Price and Initial Closing. The Company agrees to
                       ----------------------------------
issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase that number of the Shares to be issued in connection with each Draw Down. The delivery of executed documents under this Agreement and the other agreements referred to herein and the payment of the fees set forth in Article I of the Escrow Agreement, attached as Exhibit
                                                                        -------
B hereto, (the "Initial Closing") shall take place at the offices of Epstein
-
Becker & Green, P.C., 250 Park Avenue, New York, New York 10177 (i) within fifteen (15) days from the date hereof, or (ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the "Initial Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Initial Closing.

          Section 1.3. Liquidated Damages. The parties hereto acknowledge and
                       ------------------
agree that the sums payable pursuant to this Agreement for late delivery of the Draw Down Shares

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shall constitute liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amount specified in such provisions bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Purchaser in connection with the failure of the Company to deliver the Draw Down Shares in a timely manner or the suspension of the Purchaser's rights to resell the Draw Down Shares under the Registration Statement, and (c) the parties are sophisticated businesses and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.


                                   ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES

          Section 2.1. Representation and Warranties of the Company. Except as
                       --------------------------------------------
set forth in the SEC Documents or on the Disclosure Schedule prepared by the Company and attached hereto, or as contemplated by this Agreement, the Company hereby makes the following representations and warranties to the Purchaser:

               (a)     Organization, Good Standing and Power. The Company is a
                       -------------------------------------
     corporation duly incorporated validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more than fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. The Company is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

               (b)     Authorization, Enforcement. (i) The Company has the
                       --------------------------
     requisite corporate power and corporate authority to enter into and perform its obligations under the Transaction Documents and to issue the Draw Down Shares pursuant to their respective terms, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and
     (iii) the Transaction Documents have been duly executed and delivered by the Company and at the Initial Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

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               (c)     Capitalization.  The authorized capital stock of the
                       --------------
     Company consists of 100,000,000 shares of Common Stock of which 22,806,225 shares are issued and outstanding as of April 30, 2001 and 2,000,000 shares of Preferred Stock of which none are issued and outstanding. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized and are fully paid and non-assessable. Except as set forth in the SEC Documents, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Except as set forth in the SEC Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth in the SEC Documents, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The Company has made available to the Purchaser true and correct copies of the Company's articles or certificate of incorporation as in effect on the date hereof (the "Charter"), and the Company's bylaws as in effect on the date hereof (the "Bylaws"). The Company has not received any notice from the Principal Market questioning or threatening the continued inclusion of the Common Stock on such market.

               (d)     Issuance of Shares. The Warrant Shares to be issued under
                       ------------------
     this Agreement have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof and the Warrant, the Warrant Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

               (e)     No Conflicts. The execution, delivery and performance of
                       ------------
     this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or other foreign statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, termination, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental

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     entity, except for violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the SEC or state securities administrators and any registration statement which may be filed pursuant hereto); provided, however, that for purpose of the
                       --------  -------
     representations made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

               (f)      SEC Documents, Financial Statements. The Common Stock
                        -----------------------------------
     of the Company is registered pursuant to Section 12(g) of the Exchange Act, and, the Company is current with all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company has delivered or made available to the Purchaser, through the EDGAR system or otherwise, true and complete copies of the SEC Documents filed with the SEC since July __, 2000. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements under GAAP and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or
     (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

               (g)     Subsidiaries.  The SEC Documents or the Disclosure
                       ------------
     Schedule attached hereto sets forth each significant subsidiary as defined in Section 210.1-02(w) of Regulation S-X of the Company (a "Significant Subsidiary"), showing the jurisdiction of its incorporation or organization and showing the percentage of the Company's ownership of the outstanding stock or other interests of such Significant Subsidiary. For

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     the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Significant Subsidiary or the purchase or acquisition of any shares of capital stock of any Significant Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Significant Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Significant Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Significant Subsidiary is a party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Significant Subsidiary.

               (h)     No Material Adverse Effect.  Since the date of the
                       --------------------------
     financial statement contained in the most recently filed Form 10-Q (or 10-
     QSB) or Form 10-K (or 10-KSB), whichever is most current, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents or on the Disclosure Schedule attached hereto.

               (i)     No Undisclosed Liabilities.  Except as disclosed in the
                       --------------------------
     SEC Documents or on the Disclosure Schedule attached hereto, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Significant Subsidiary (including the notes thereto) in conformity with GAAP which are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since such date and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

               (j)     No Undisclosed Events or Circumstances. Since the date of
                       --------------------------------------
     the financial statement contained in the most recently filed Form 10- Q (or 10-QSB) or Form 10-K (or 10-KSB), whichever is most current, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

               (k)     Indebtedness.  The SEC Documents or the Disclosure
                       ------------
     Schedule attached hereto sets forth as of the date hereof all outstanding secured and unsecured

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     Indebtedness of the Company or any Significant Subsidiary, or for which the
     Company or any Significant Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (A) any liabilities for borrowed money or amounts owed in excess of $500,000 (other than trade accounts payable incurred in the ordinary course of business), (B) all guaranties, endorsements and contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (C) the present value of any lease payments in excess of $500,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Significant Subsidiary is in default with respect to any Indebtedness.

               (l)     Title to Assets. Each of the Company and the subsidiaries
                       ---------------
     has good and marketable title to all of its real and personal property reflected in the SEC Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the SEC Documents or such that do not cause a Material Adverse Effect. All said real property leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

               (m)     Actions Pending. There is no action, suit, claim,
                       ---------------
     investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Significant Subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any Significant Subsidiary or any of their respective properties or assets, which action, suit, claim, investigation or proceeding would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Significant Subsidiary except those orders, judgments, injunctions, awards or decrees which would not have a Material Adverse Effect.

               (n)     Compliance with Law. The Company and each of its
                       -------------------
     subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective businesses as now being conducted by them unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (o)     Taxes. The Company and each Significant Subsidiary has
                       -----
     filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate in all material respect, and have been prepared in compliance with all applicable laws; except as set forth in the SEC Documents the Company has paid all Taxes due and owing by it or any Significant Subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1999, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are to its knowledge adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

               No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any Significant Subsidiary is or may be subject to taxation by that jurisdiction. Except as set forth in the SEC Documents, there are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any Significant Subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any Significant Subsidiary from any foreign, federal, state or local taxing authority. Except as set forth in the SEC Documents, there are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to (S) 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; and (B) has not agreed to or is required to make any adjustments pursuant to (S) 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of (S) 897(c)(2) of the Internal Revenue Code during the applicable period specified in (S) 897(c)(1)(A)(ii) of the Internal Revenue Code.

               The Company has not made an election under (S)341 (f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a Significant Subsidiary of the Company under (A) Treas. Reg. (S) 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is not obligated to make payments nor is it a party to an agreement that could obligate it to make any payments that would not be deductible under (S) 280G of the Internal Revenue Code.

               For purposes of this Section 2.1(o):

               "IRS" means the United States Internal Revenue Service.
                ---

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               "Tax" or "Taxes" means federal, state, county, local, foreign, or
                ---      -----
               other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

               "Tax Return" means any return, information report or filing with
                ----------
               respect to Taxes, including any schedules attached thereto and including any amendment thereof.

               (p)  Certain Fees.  Except for the fees paid to Pacific Crest
                    ------------
     Securities, Inc. pursuant to the Escrow Agreement, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any Significant Subsidiary with respect to the transactions contemplated by this Agreement.

               (q)  Operation of Business. The Company and each of the
                    ---------------------
     subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the SEC Documents or the Disclosure Schedule attached hereto, and all rights with respect to the foregoing, which to its knowledge would be reasonably necessary for the conduct of its business as now conducted without any conflict with the rights of others.

               (r)  Books and Records. The records and documents of the Company
                    -----------------
     and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Significant Subsidiary.

               (s)  Material Agreements. The Company and each of its
                    -------------------
     subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement (as first filed under Item 601(10) of Regulation S-K) which are now in effect, the result of which would cause a Material Adverse Effect. Except as set forth in the SEC Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any Significant Subsidiary limits or shall limit the payment of dividends on the Company's Common Stock.

               (t)  Transactions with Affiliates.  There are no loans, leases,
                    ----------------------------
     agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between
     (A) the Company, any Significant Subsidiary or any of their respective customers or suppliers on the one hand, and (B) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning 5% or more of the capital stock of the Company or any Significant Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

               (u)  Securities Laws. The Company has complied and will comply
                    ---------------
     with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person (other than the Purchaser), so as to bring the issuance and sale of the Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

               (v)  Employees. Neither the Company nor any Significant
                    ---------
     Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Neither the Company nor any Significant Subsidiary is in breach of any employment contract, agreement regarding proprietary information, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, to be employed or engaged by the Company or such Significant Subsidiary. Since the date of the March 31, 2001 Form 10-Q, no officer, consultant or key employee of the Company or any Significant Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has indicated any present intention of terminating his or her employment or engagement with the Company or any Significant Subsidiary.

               (w)  Absence of Certain Developments.  Except as set forth in the
                    -------------------------------
     Disclosure Schedule since the date of the financial statement contained in the most recently filed Form 10-Q (or 10-QSB) or Form 10-K (or 10KSB), whichever is most current, neither the Company nor any Significant Subsidiary has:

                    (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

                    (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such Significant Subsidiary's business;

                (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchaser or its representatives;

                (vii) suffered any material losses (except for anticipated losses consistent with prior quarters) or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                (ix) made capital expenditures or commitments therefor that aggregate in excess of $500,000;

                (x) entered into any other material transaction, whether or not in the ordinary course of business;

                (xi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                (xii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

                (xiii) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries.

           (x)  Governmental Approvals.  Except for the filing of any notice
                ----------------------
     prior or subsequent to any Settlement Date that may be required under applicable federal or state securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or post-effective amendment pursuant to this Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the delivery of the Shares, or for the performance by the Company of its obligations under this Agreement.

                 (aa)   Acknowledgment Regarding Purchaser's Purchase of Shares.
                        -------------------------------------------------------
     Company acknowledges and agrees that Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on (a) the Purchaser's representations and warranties in
     Section 2.2, and (b) the independent evaluation by the Company and its own representatives and counsel.

          Section 2.2.  Representations and Warranties of the Purchaser.  The
                        -----------------------------------------------
Purchaser hereby makes the following representations and warranties to the
Company:

                 (a)    Organization and Standing of the Purchaser.  The
                        ------------------------------------------
     Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands.

                 (b)    Authorization and Power.  The Purchaser has the
                        -----------------------
     requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and at the Initial Closing shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application

                 (c)    No Conflicts.  The execution, delivery and performance
                        ------------
     of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof.

                 (d)    Financial Risks.  The Purchaser acknowledges that it is
                        ---------------
     able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in the Shares.

                 (e)    Accredited Investor.  The Purchaser is an "accredited
                        -------------------
     investor" as defined in Regulation D promulgated under the Securities Act.

                 (f)    General.  The Purchaser understands that the Company is
                        -------
     relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the suitability of the Purchaser to acquire the Shares.

                                   ARTICLE 3

                                   COVENANTS

          The Company covenants with the Purchaser as follows:


          Section 3.1.  The Shares. As of the date of each applicable Draw Down,
                        ----------
the Company will have authorized and reserved, free of preemptive rights, a sufficient number of authorized but unissued shares of its Common Stock to cover the Draw Down Shares to be issued in connection with such Draw Down requested under this Agreement. The Draw Down Shares to be issued under this Agreement, when paid for and issued in accordance with the terms hereof, shall be duly and validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock. Anything in this Agreement to the contrary notwithstanding, (i) at no time will the Company request a Draw Down which would result in the issuance of an aggregate number of shares of Common Stock pursuant to this Agreement which exceeds 19.9% of the number of shares of Common Stock issued and outstanding on the Initial Closing Date without obtaining stockholder approval of such excess issuance, or such other amount as would require stockholder approval under rules of the Principal Market or otherwise without obtaining stockholder approval of such excess issuance, and (ii) the Company may not make a Draw Down to the extent that, after such purchase by the Purchaser, the sum of the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates would result in beneficial ownership by the Purchaser and its affiliates of more than 9.9% of the then outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act.

          Section 3.2.  Securities Compliance.  If applicable, the Company shall
                        ---------------------
notify the Principal Market, in accordance with its rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and the Warrant to the Purchaser or subsequent holders.

          Section 3.3.  Registration and Listing.  The Company will cause its
                        ------------------------
Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action reasonably necessary to continue the listing or trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide the Purchaser with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) Trading Days of the Company's receipt thereof, until the Purchaser has disposed of all of the Shares.

          Section 3.4.  Escrow Arrangement.  The Company and the Purchaser shall
                        ------------------
enter into an escrow arrangement with Epstein Becker & Green, P.C. (the "Escrow Agent") in the form of Exhibit B hereto respecting payment against delivery of
                       ---------
the Shares.

          Section 3.5.  Registration Rights Agreement.  The Company and the
                        -----------------------------
Purchaser shall enter into the Registration Rights Agreement in the Form of Exhibit A hereto. Before the Purchaser shall be obligated to accept a Draw Down
---------
request from the Company, the Company shall have caused a sufficient number of shares of Common Stock to be registered to cover the Shares to be issued in connection with such Draw Down.

          Section 3.6.  Accuracy of Registration Statement.  On each Settlement
                        ----------------------------------
Date, the Registration Statement and the prospectus therein shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made; and on such Settlement Date or date of filing the Registration Statement and the prospectus therein will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company makes no representations or warranties as to the
--------  -------
information contained in or omitted from the Registration Statement and the prospectus therein in reliance upon and in conformity with the information furnished in writing to the Company by the Purchaser specifically for inclusion in the Registration Statement and the prospectus therein.

          Section 3.7.  Compliance with Laws.  The Company shall comply, and
                        --------------------
cause each Significant Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

          Section 3.8.  Keeping of Records and Books of Account.  The Company
                        ---------------------------------------
shall keep and cause each Significant Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

          Section 3.9.  Other Agreements.  The Company shall not enter into any
                        ----------------
agreement the terms of which would restrict or impair the ability of the Company to perform its obligations under this Agreement.

          Section 3.10. Notice of Certain Events Affecting Registration;
                        ------------------------------------------------
Suspension of Right to Request a Draw Down. The Company will promptly notify the
------------------------------------------
Purchaser in writing upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus in respect of the
Shares: (i) receipt of any request for additional information from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; provided, however that the Company shall not be required to deliver such notice if doing so would violate any Federal or State Securities Laws. The Company shall not deliver to the Purchaser any Draw Down Notice during the continuation of any of the foregoing events. The Company shall promptly make available to the Purchaser any such supplements or amendments to the related prospectus, at which time, provided that the registration statement and any supplements and amendments thereto are then effective, the Company may recommence the delivery of Draw Down Notices.

          Section 3.11.  Consolidation; Merger.  The Company shall not, at any
                         ---------------------
time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Purchaser such shares of stock and/or securities as the Purchaser is entitled to receive pursuant to this Agreement.

          Section 3.12.  Limitation on Future Financing. The Company agrees that
                         ------------------------------
it will not enter into another stand-by equity based credit facility during the 36 consecutive months immediately following the Effective Date, unless this agreement is terminated pursuant to Section 6.2(b)(i), in which case this provision will be of no further force and effect.

          Section 3.13.  Use of Proceeds.  The proceeds from the sale of the
                         ---------------
Shares will be used by the Company and its subsidiaries for general corporate purposes.

          The Purchaser covenants with the Company as follows:

          Section 3.14.  Compliance with Law.  The Purchaser agrees that its
                         -------------------
trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed. Without limiting the generality of the foregoing, the Purchaser agrees that it will, whenever required by federal securities laws, deliver the prospectus included in the Registration Statement to any purchaser of Shares from the Purchaser.

          Section 3.15.  No Short Sales.  The Purchaser and its affiliates shall
                         --------------
not engage in short sales of the Company's Common Stock (as defined in applicable SEC rules and the Principal Market rules) during the term of this Agreement.


                                   ARTICLE 4

                 CONDITIONS TO INITIAL CLOSING AND DRAW DOWNS

          Section 4.1.   Conditions Precedent to the Obligation of the Company
                         -----------------------------------------------------
to Sell the Shares.  The obligation hereunder of the Company to proceed to close
------------------
this Agreement and to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Initial Closing, and as of each Settlement Date of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a)    Accuracy of the Purchaser's Representations and
                         -----------------------------------------------
     Warranties.  The representations and warranties of the Purchaser shall be
     ----------
     true and correct in all material
     respects as of the date when made and as of the Initial Closing and as of each Settlement Date as though made at that time, except for representations and warranties that speak as of a particular date.

                  (b)   Performance by the Purchaser.  The Purchaser shall have
                        ----------------------------
     performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Initial Closing and as of each Settlement Date.

                  (c)   No Injunction.  No statute, rule, regulation, executive
                        -------------
     order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          Section 4.2.  Conditions Precedent to the Obligation of the Purchaser
                        -------------------------------------------------------
to Close.  The obligation hereunder of the Purchaser to perform its obligations
--------
under this Agreement and to purchase the Shares is subject to the satisfaction or waiver, at or before the Initial Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

                  (a)   Accuracy of the Company's Representations and
                        ---------------------------------------------
     Warranties. Each of the representations and warranties of the Company shall
     ----------
     be true and correct in all material respects as of the date when made and as of the Initial Closing as though made at that time (except for representations and warranties that speak as of a particular date).

                  (b)   Performance by the Company.  The Company shall have
                        --------------------------
     performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing.

                  (c)   No Injunction.  No statute, rule, regulation, executive
                        -------------
     order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (d)   No Proceedings or Litigation.  No action, suit or
                        ----------------------------
     proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Purchaser or the Company or any Significant Subsidiary, or any of the officers, directors or affiliates of the Company or any Significant Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                  (e)   Opinion of Counsel, Etc.  At the Initial Closing, the
                        -----------------------
     Purchaser shall have received an opinion of counsel to the Company, dated as of the Initial Closing Date, in the form of Exhibit C hereto.
                                                    ---------

                  (f)   Warrant.  On the Initial Closing Date, the Company shall
                        -------
     issue to the Purchaser a warrant to purchase up to 100,000 shares of Common Stock. The Warrant shall have a term from its initial date of exercise of 3 years. The exercise price of the Warrant shall be 125% of the average of the VWAPs during the 15 Trading Days immediately prior to the Initial Closing Date. The Common Stock underlying the Warrant will be registered in the Registration Statement referred to in Section 4.3 hereof. The Warrant shall be in the form of Exhibit E hereto.
                             ---------

          Section 4.3.  Conditions Precedent to the Obligation of the Purchaser
                        -------------------------------------------------------
to Accept a Draw Down and Purchase the Shares.  The obligation hereunder of the
---------------------------------------------
Purchaser to accept a Draw Down request and to acquire and pay for the Shares is subject to the satisfaction at or before each Settlement Date, of each of the conditions set forth below.

                  (a)   Satisfaction of Conditions to Initial Closing.  The
                        ---------------------------------------------
     Company shall have satisfied, or the Purchaser shall have waived at the Initial Closing, the conditions set forth in Section 4.2 hereof

                  (b)   Effective Registration Statement.  The Registration
                        --------------------------------
     Statement registering the Shares shall have been declared effective by the SEC and shall remain effective on each Settlement Date.

                  (c)   No Suspension.  Trading in the Company's Common Stock
                        -------------
     shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the delivery of each Draw Down Notice), and, at any time prior to such Draw Down Notice, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported on the Principal Market unless the general suspension or limitation shall have been terminated prior to the delivery of such Draw Down Notice.

                  (d)   Material Adverse Effect.  No Material Adverse Effect and
                        -----------------------
     no Consolidation Event where the successor entity has not agreed to perform the Company's obligations shall have occurred, such occurrences to be determined in accordance with Section 8.9 herein.

                  (e)   Opinion of Counsel.  The Purchaser shall have received
                        ------------------
     (i) a "down-to-date" letter from the Company's counsel, confirming that there is no change from the counsel's previously delivered opinion, or else specifying with particularity the reason for any change and an opinion as to the additional items specified in Exhibit C hereto, and (ii) any other
                                          ---------
     items set forth in the Escrow Agreement.

                                   ARTICLE 5

                                DRAW DOWN TERMS

          Section 5.1.  Draw Down Terms.  Subject to the satisfaction of the
                        ---------------
conditions set forth in this Agreement, the parties agree as follows:

                  (a) The Company may, in its sole discretion, issue and exercise draw downs (each a "Draw Down") during the Commitment Period, which Draw Downs the Purchaser shall be obligated to accept, subject to the terms and conditions herein.

                  (b) Only one Draw Down shall be allowed in each Draw Down Pricing Period. There shall be a minimum of one (1) Trading Day between Draw Down Pricing Periods. The number of shares of Common Stock purchased by the Purchaser with respect to each Draw Down shall be determined as set forth in Section 5.1(e) herein and settled on:

                        (i) as to the 1/st/ through the 10/th/ Trading Day during the Draw Down Pricing Period, on or before the 12/th/ Trading Day after such Draw Down Pricing Period commences; and

                        (ii) as to the 11/th/ through the 20/th/ Trading Day during the Draw Down Pricing Period commences, on or before the 22nd Trading Day after such Draw Down Pricing Period (such settlement periods and such settlement dates in subsection (i) and this subsection (ii) each referred to as a "Settlement Period" and a "Settlement Date", respectively).

                  (c) In connection with each Draw Down Pricing Period, the Company may set the Threshold Price in the Draw Down Notice.

                  (d) The minimum Investment Amount for any Draw Down shall be $250,000 and the maximum Investment Amount as to each Draw Down shall be 6% of the EQY weighted average price field (as reported on Bloomberg Financial L.P. using the BLPH function) for the Common Stock for the 60 calendar days immediately prior to the applicable Commencement Date (defined below) multiplied by the total trading volume in respect of the Common Stock for such period; provided, however, that in the event that The Nasdaq Stock
                  --------  -------
     Market, Inc. shall publish an official published release altering the manner in which its members may report the sale of their securities listed thereon, the formula set forth in the foregoing sentence shall be adjusted accordingly. Notwithstanding anything herein to the contrary, in the event the minimum Investment Amount is greater than the maximum Investment Amount, as to such Draw Down only, the minimum Investment Amount shall equal the maximum Investment Amount, but in no event shall the minimum Investment Amount be less than $100,000, such that if the maximum Investment Amount is less than $100,000, then the Company shall be precluded from exercising a Draw Down at such time.

               (e) The number of Shares of Common Stock to be issued on each Settlement Date shall be a number of shares equal to the sum of the quotients (for each trading day within the Settlement Period) of (x) 1/20/th/ of the Investment Amount, and (y)the Purchase Price on each Trading Day within the Settlement Period, subject to the following adjustments:

                     (i) if the VWAP on a given Trading Day is less than the Threshold Price, then that portion of the Investment Amount to be paid on the immediately pending Settlement Date shall be reduced by 1/20/th/ of the Investment Amount and such Trading Day shall be withdrawn from the Settlement Period;

                     (ii) if during any Trading Day during the Settlement Period trading of the Common Stock on the Principal Market is suspended for more than three (3) hours, in the aggregate, or if any Trading Day during the Settlement Period is shortened because of a public holiday, then that portion of the Investment Amount to be paid on the immediately pending Settlement Date shall be reduced by 1/20/th/ of the Investment Amount and such Trading Day shall be withdrawn from the Settlement Period; and

                     (iii) if during any Trading Day during the Settlement Period sales of Draw Down Shares pursuant to the Registration Statement are suspended by the Company in accordance with Sections 3(j) or 5(e) of the Registration Rights Agreement for more than three
          (3) hours, in the aggregate, during the Settlement Period, then that portion of the Investment Amount to be paid on the immediately pending Settlement Date shall be reduced by 1/20/th/ of the Investment Amount and such Trading Day shall be withdrawn from the Settlement Period.

               (f) The Company must inform the Purchaser by delivering a draw down notice, in the form of Exhibit D hereto (the "Draw Down Notice"), via
                                 ---------
     facsimile transmission in accordance with Section 8.4 as to the amount of the Draw Down (the "Investment Amount") the Company wishes to exercise, before the first day of the Draw Down Pricing Period (the "Commencement Date"). If the Commencement Date is to be the date of the Draw Down Notice, the Draw Down Notice must be delivered to and receipt confirmed by the Purchaser at least one (1) hour before trading commences on such date. At no time shall the Purchaser be required to purchase more than the maximum Investment Amount for a given Draw Down Pricing Period so that if the Company chooses not to exercise the maximum Investment Amount in a given Draw Down Pricing Period the Purchaser is not obligated to and shall not purchase more than the scheduled maximum Investment Amount in a subsequent Draw Down Pricing Period.

               (g) On each Settlement Date, the Shares purchased by the Purchaser shall be delivered to The Depository Trust Company ("DTC") on the Purchaser's behalf. Upon the Company electronically delivering whole shares of Common Stock to the Purchaser or its designees via DTC through its Deposit Withdrawal Agent Commission

     ("DWAC") system by 1:00 p.m. EST, the Purchaser shall wire transfer immediately available funds to the Company's designated account on such day, less any fees as set forth in the Escrow Agreement, which fees shall be wired as directed in the Escrow Agreement. Upon the Company electronically delivering whole shares of Common Stock to the Purchaser or its designees DTC account via DWAC after 1:00 p.m. EST, the Purchaser shall wire transfer next day available funds to the Company's designated account on such day, less any fees as set forth in the Escrow Agreement, which fees shall be wired as directed in the Escrow Agreement. In the event that either party elects to use the Escrow Agent, the Shares shall be credited by the Company to the DTC account designated by the Purchaser via DWAC upon receipt by the Escrow Agent of payment for the Draw Down Shares into the Escrow Agent's master escrow account, as further set forth in the Escrow Agreement. The Escrow Agent shall be directed to pay the purchase price to the Company, net of $1,000 per Settlement as escrow expenses to the Escrow Agent and any additional fees as set forth in the Escrow Agreement. The Company understands that a delay in the delivery of the Draw Down Shares into the Purchaser's DTC account beyond 3 Trading Days after the dates set forth herein or in the Escrow Agreement, as the case may be, could result in economic loss to the Purchaser. Notwithstanding anything herein to the contrary, as compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late delivery after 3 Trading Days from such dates in accordance with the following schedule (where "No. Trading Days Late" is defined as the number of Trading Days beyond three 3 Trading Days from the dates set forth herein or in the Escrow Agreement, as the case may be, on which such Draw Down Shares are to be delivered into the Purchaser's DTC account via the DWAC system):

--------------------------------------------------------------------------------
          No. Trading Days Late                 Late Payment for Each
                                                $5,000 of Draw Down Shares
                                                Being Purchased
--------------------------------------------------------------------------------
          1                                     $100
--------------------------------------------------------------------------------
          2                                     $200
--------------------------------------------------------------------------------
          3                                     $300
--------------------------------------------------------------------------------
          4                                     $400
--------------------------------------------------------------------------------
          5                                     $500
--------------------------------------------------------------------------------
          6                                     $600
--------------------------------------------------------------------------------
          7                                     $700
--------------------------------------------------------------------------------
          8                                     $800
--------------------------------------------------------------------------------
          9                                     $900
--------------------------------------------------------------------------------
          10                                    $1,000
--------------------------------------------------------------------------------
          More than 10                          $1,000 +$200 for each Trading
                                                Day Late beyond 10 Trading Days
--------------------------------------------------------------------------------

               The Company shall pay any payments incurred under this Section 5.1(g) in immediately available funds upon demand. Nothing herein shall limit the Purchaser's right to pursue injunctive relief and/or actual damages for the Company's failure to issue and deliver the Draw Down Shares to the Company, including, without limitation, the Purchaser's actual losses occasioned by any "buy-in" of Common Stock necessitated by such late delivery.

                                   ARTICLE 6

                                  TERMINATION

          Section 6.1.  Term.  The term of this Agreement shall begin on the
                        ----
date hereof and shall end on the earlier of 36 months from the Effective Date or as otherwise set forth in Section 6.2.

          Section 6.2.  Other Termination.
                        -----------------

                 (a) This Agreement shall terminate upon one (1) Trading Day's notice if (i) an event resulting in a Material Adverse Effect has occurred and has not been cured for a period of sixty (60) days after giving written notice thereof, (ii) the Common Stock is de-listed from the Principal Market unless such de-listing is in connection with the Company's subsequent listing of the Common Stock on the Nasdaq National Market, Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, or (iii) the Company files for protection from creditors under any applicable law.

                 (b)    The Company may terminate this Agreement (i) upon one
     (1) Trading Day's notice if the Purchaser shall fail to fund more than one properly noticed Draw Down within five (5) Trading Days of the end of the applicable Settlement Period, or (ii) upon 45 Trading Days' notice; provided, however, as to subsection (ii), at the time notice is delivered,
     --------  -------
     there are no pending Settlements and the Company does not issue a Draw Down Notice during such notice period.

          Section 6.3.  Effect of Termination.  In the event of termination of
                        ---------------------
this Agreement pursuant to Section 6.2 herein, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 6.1 or 6.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 3.12, 8.1, 8.2 and 8.9, and Article 7 herein, which shall survive the termination of this Agreement. Nothing in this Section 6.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                   ARTICLE 7

                                INDEMNIFICATION

          Section 7.1.  General Indemnity.

                  (a) The Company agrees to indemnify and hold harmless the Purchaser (and its directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchaser as a result of any material inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

                  (b) The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any material inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein. Notwithstanding anything to the contrary herein, the Purchaser shall be liable under this
     Section 7.1(b) for only that amount as does not exceed the net proceeds to the Purchaser as a result of the sale of the Shares; provided, however,
                                                          --------  -------
     that this provision shall not limit any rights or claims based on fraudulent or intentional misrepresentation, bad faith or willful misconduct.

          Section 7.2.  Indemnification Procedure.  Any party entitled to
                        -------------------------
indemnification under this Article 7 (an "Indemnified Party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article 7 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs (including reasonable attorneys' fees, charges and disbursements) and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party, which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article 7 to the contrary, the indemnifying party shall not, without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnification required by this Article 7 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, within ten
(10) Trading Days of written notice thereof to the indemnifying party so long as the Indemnified Party irrevocably agrees to refund such moneys, with interest, if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities to which the indemnifying party may be subject.


                                   ARTICLE 8

                                 MISCELLANEOUS

          Section 8.1.  Fees and Expenses. Each of the parties to this Agreement
                        -----------------
shall pay its own fees and expenses related to the transactions contemplated by this Agreement; except that, the Company shall pay, at the Initial Closing, a non-accountable expense allowance of $35,000 for the Purchaser's legal, administrative and due diligence costs and expenses and any other additional fees as set forth in the Escrow Agreement. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

          Section 8.2.  Specific Enforcement.  The Company and the Purchaser
                        --------------------
acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

          Section 8.3.  Entire Agreement; Amendment.  The Transaction Documents
                        ---------------------------
contain the entire understanding of the parties with respect to the matters covered in the Transaction Documents. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought and no condition to closing any Draw Down in favor of the Purchaser may be waived by the Purchaser.

          Section 8.4.  Notices.  Any notice, demand, request, waiver or other
                        -------
communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:            399 North Bernardo Avenue
                              Mountain View, CA 94043
                              Tel: (650) 567-5400
                              Fax: (650) 254-2148
                              Attn: Chief Financial Officer

With copies to:               Gray Cary Ware and Freidenrich, LLP
(which shall not constitute   400 Hamilton Avenue
notice)                       Palo Alto, CA 94301
                              Attn: David Hubb, Esq.
                              Tel: (650) 833-2000
                              Fax: (650) 833-2001

If to Purchaser:              c/o Beacon Capital Management
                              Harbour House, 2/nd/ Floor
                              Waterfront Drive
                              Road Town, Tortola
                              British Virgin Islands
                              Attn: David Sims
                              Fax: (284) 494-4090

with copies to:               Epstein Becker & Green P.C.
(which shall not constitute   250 Park Avenue
notice)                       New York, NY  10177-1211
                              Tel: (212) 351-3771
                              Fax: (212) 661-0989
                              Attn: Robert F. Charron

          Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

          Section 8.5.  Waivers.  No waiver by either party of any default with
                        -------
respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 8.6.  Headings.  The article, section and subsection headings
                        --------
in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

          Section 8.7.  Successors and Assigns.  This Agreement shall be binding
                        ----------------------
upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and each Purchaser to be affected by the amendment.

          Section 8.8.  No Third Party Beneficiaries. This Agreement is intended
                        ----------------------------
for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          Section 8.9.  Governing Law/Arbitration.  This Agreement shall be
                        -------------------------
governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. The Company and the Purchaser agree to submit themselves to the in personam jurisdiction of the state and federal courts situated within the Southern District of the State of New York with regard to any controversy arising out of or relating to this Agreement. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including reasonable attorneys' fees, from the non-prevailing party.

          Section 8.10.  Counterparts.  This Agreement may be executed in any
                         ------------
number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

          Section 8.11.  Publicity.  Neither the Company nor the Purchaser shall
                         ---------
issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement, without the prior written consent of the other party. After the Initial Closing, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, however, that prior to issuing any such press release, making any such
--------  -------
public statement or announcement, the Company obtains the prior consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

          Section 8.12.  Severability.  The provisions of this Agreement are
                         ------------
severable and, in the event that The Board of Arbitration or any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

          Section 8.13.  Further Assurances.  From and after the date of this
                         ------------------
Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

          Section 8.14.  Effectiveness of Agreement.  This Agreement shall
                         --------------------------
become effective only upon satisfaction of the conditions precedent to the Initial Closing set forth in Article I of the Escrow Agreement.

                                   ARTICLE 9

                                  DEFINITIONS

          Section 9.1.  Certain Definitions.

                  (a)   "Commencement Date" shall have the meaning assigned to
                         -----------------
     such term in Section 5.1(f) hereof.

                  (b)   "Commitment Amount" shall have the meaning assigned to
                         -----------------
     such term in Section 1.1 hereof.

                  (c)   "Commitment Period" shall mean the period commencing on
                         -----------------
     the Effective Date and expiring on the earliest to occur of (i) the date on which the Purchaser shall have exercised an aggregate amount of Draw Downs equal to the Commitment Amount, (ii) the date this Agreement is terminated in accordance with the terms hereof, or (iii) the date occurring thirty-six
     (36) months from the Effective Date.

                  (d)   "Common Stock" shall mean the Company's common stock,
                         ------------
     $0.001 par value per share.

                  (e)   "Disclosure Schedule" shall mean the schedules prepared
                         -------------------
     by the Company and attached hereto.

                  (f)   "Draw Down" shall have the meaning assigned to such term
                         ---------
     in Section 5.1(a) hereof.

                  (g)   "Draw Down Notice" shall have the meaning assigned to
                         ----------------
     such term in Section 5.1(f) hereof.

                  (h)   "Draw Down Pricing Period" shall mean a period of twenty
                         ------------------------
     (20) consecutive Trading Days beginning on the date specified in the Draw Down Notice (as defined in Section 5.1(f) herein); provided, however, the
                                                        --------  -------
     Draw Down Pricing Period shall not begin before the day on which receipt of such notice is confirmed by the Purchaser.

                  (i)   "DTC" shall have the meaning assigned to such term in
                         ---
     Section 5.1(g).

                  (j)   "DWAC" shall have the meaning assigned to such term in
                         ----
     Section 5.1(g).

                  (k)   "Effective Date" shall mean the date the Registration
                         --------------
     Statement of the Company covering the Shares being subscribed for hereby is declared effective by the SEC.

                  (l)   "Exchange Act" shall mean the Securities Exchange Act of
                         ------------
     1934, as amended, and the rules and regulations promulgated thereunder.

                  (m)   "GAAP"  shall mean the United States Generally Accepted
                         ----
     Accounting Principles as those conventions, rules and procedures are determined by the Financial Accounting Standards Board and its predecessor agencies.

                  (n)   "Initial Closing" shall have the meaning assigned to
                         ---------------
     such term in Section 1.2 hereof.

                  (o)   "Initial Closing Date" shall have the meaning assigned
                         --------------------
     to such term in Section 1.2 hereof.

                  (p)   "Investment Amount" shall have the meaning assigned to
                         -----------------
     such term in Section 5.1(f) hereof.

                  (q)   "Material Adverse Effect" shall mean any adverse effect
                         -----------------------
     on the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other Material Agreement (as defined in Section 2.1(s)).

                  (r)   "Principal Market" shall mean initially the Nasdaq
                         ----------------
     National market and shall include the American Stock Exchange, the Nasdaq Small-Cap Market and the New York Stock Exchange if the Company becomes listed and trades on such market or exchange after the date hereof.

                  (s)   "Purchase Price" shall mean, with respect to Shares
                         --------------
     purchased during each applicable Settlement Period, 95.5% of the VWAP on the date in question.

                  (t)   "Registration Statement" shall mean the registration
                         ----------------------
     statement under the Securities Act, to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit A (the
                                                      ---------
     "Registration Rights Agreement).

                  (u)   "SEC" shall mean the Securities and Exchange Commission.
                         ---

                  (v)   "SEC Documents" shall mean the Company's latest Form 10-
                         -------------
     K or Form 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

                  (w)   "Securities Act" shall mean the Securities Act of 1933,
                         --------------
     as amended, and the rules and regulations promulgated thereunder.

                  (x)   "Settlement" shall mean the delivery of the Draw Down
                         ----------
     Shares into the Purchaser's DTC account via DTC's DWAC System in exchange for payment therefor.

                  (y)   "Settlement Date" shall have the meaning assigned to
                         ---------------
     such term in Section 5.1(b).

                  (z)   "Settlement Period" shall have the meaning assigned to
                         -----------------
     such term in Section 5.1(b).

                  (aa)  "Shares" shall mean, collectively, the shares of Common
                         ------
     Stock of the Company being subscribed for hereunder (the "Draw Down Shares") and the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares").

                  (bb)  "Threshold Price" shall mean the price per Share
                         ---------------
     designated by the Company as the lowest VWAP during any Draw Down Pricing Period at which the Company shall sell its Common Stock in accordance with this Agreement.

                  (cc)  "Trading Day" shall mean any day on which the Principal
                         -----------
     Market is open for business.

                  (dd)  "Transaction Documents" shall mean this Agreement, the
                         ---------------------
     Registration Rights Agreement and the Escrow Agreement.

                  (ee)  "VWAP" shall mean the daily volume weighted average
                         ----
     price of the Company's Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time) using the VAP function on the date in question.

                  (ff)  "Warrant" shall mean the warrant issued to the Purchaser
                         -------
     pursuant to Section 4.2(f) hereof.

                           [SIGNATURE PAGE FOLLOWS]

              [SIGNATURE PAGE TO EQUITY LINE PURCHASE AGREEMENT]
              --------------------------------------------------


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of this 15th day of June, 2001.



                                    VALICERT, INC.,

                                    By: /s/ Joseph Amram
                                       __________________________________
                                         Joseph Amram, President & CEO


                                    RELLIAN INVESTMENTS LIMITED


                                    By: /s/ David Sims
                                       _________________________________
                                         David Sims, Director

                    DRAW DOWN NOTICE/COMPLIANCE CERTIFICATE

                                Valicert, Inc.

          The undersigned hereby certifies, with respect to shares of Common Stock of Valicert, Inc. (the "Company") issuable in connection with this Draw Down Notice and Compliance Certificate dated _____________ (the "Notice"), delivered pursuant to the Common Stock Purchase Agreement dated as of June __, 2001 (the "Agreement"), as follows:

          1. The undersigned is the duly appointed Chief Executive Officer or Chief Financial Officer of the Company.

          2. Except as set forth on the schedules attached hereto, the representations and warranties of the Company set forth in the Agreement are true and correct in all material respects as though made on and as of the date hereof and all SEC Documents are as represented in Section 2.1(f) of the Agreement.

          3. The Company has performed in all material respects all covenants and agreements to be performed by the Company under the Agreement on or prior to the date of this Draw Down Notice and has complied in all material respects with all of the Company's obligations and conditions contained in the Agreement.

          4.  The Investment Amount is $___________.

          5.  The Threshold Price, if any, is $__________.

          6.  The Draw Down Pricing Period shall commence on ____________.

          The undersigned has executed this Certificate this ____ day of ________, _____.



                                    VALICERT, INC.


                                    By:___________________________
                                       Name:
                                       Title:

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE LAWS.


                            STOCK PURCHASE WARRANT



                 To Purchase 100,000 Shares of Common Stock of

                                VALICERT, INC.

THIS CERTIFIES that, for value received, Rellian Investments Limited (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after June 15, 2001 (the "Initial Exercise Date") and on or prior to the close of business on June 15, 2004 (the "Termination Date") but not thereafter, to subscribe for and purchase from Valicert, Inc., a corporation incorporated in the State of Delaware (the "Company"), up to 100,000 shares (the "Warrant Shares") of Common Stock, $0.001 par value per share, of the Company (the "Common Stock"). In accordance with Section 4.2(f) of that certain Purchase Agreement (hereinafter defined), the purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $2.9163. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. In the event of any conflict between the terms of this Warrant and the Common Stock Purchase Agreement dated as of June 15, 2001 pursuant to which this Warrant has been issued (the "Purchase Agreement"), the Purchase Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

          1.   Title to Warrant.  Prior to the Termination Date and subject to
               ----------------
compliance with applicable laws, this Warrant and all rights hereunder are transferable, subject to Section 7 herein, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

          2.   Authorization of Shares.  The Company covenants that all Warrant
               -----------------------
Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment in accordance with Section 3 hereof, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

          3.   Exercise of Warrant.
               -------------------

               (a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, or by means of a cashless exercise, the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid.

               (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

               (c) This Warrant shall also be exercisable by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

               (A) = the average of the high and low trading prices per share of Common Stock on the Trading Day preceding the date of such election on the Nasdaq Stock Market, or if the Common Stock is not traded on the Nasdaq Stock Market, then the Principal Market in terms of volume;

               (B) =  the Exercise Price of this Warrant; and

               (X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant and the Notice of Exercise.

               (d) Notwithstanding anything herein to the contrary, in no event shall the Holder be permitted to exercise this Warrant for Warrant Shares to the extent that (i) the number of shares of Common Stock owned by such Holder (other than Warrant Shares issuable upon exercise of this Warrant) plus (ii) the number of Warrant Shares issuable upon exercise of this Warrant, would be equal to or exceed 9.9% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of this Warrant held by such Holder after application of this Section 3(d). As used herein, beneficial ownership shall be determined in accordance with
     Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 3(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant into Warrant Shares at such time as such exercise will not violate the provisions of this Section 3(d). The provisions of this Section 3(d) may be waived by the Holder upon, at the election of the Holder, with not less than 61 days' prior notice to the Company, and the provisions of this Section 3(d) shall continue to apply until such 61/st/ day (or such later date as may be specified in such notice of waiver). No exercise of this Warrant in violation of this Section 3(d) but otherwise in accordance with this Warrant shall affect the status of the Warrant Shares as validly issued, fully-paid and nonassessable.

          4.   No Fractional Shares or Scrip.  No fractional shares or scrip
               -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

          5.   Charges, Taxes and Expenses.  Issuance of certificates for
               ---------------------------
Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the
                                                --------  -------
event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

          6.   Closing of Books.  The Company will not close its stockholder
               ----------------
books or records in any manner which prevents the timely exercise of this Warrant.

          7.   Transfer, Division and Combination.
               ----------------------------------

               (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. In the event that the Holder wishes to transfer a portion of this Warrant, the Holder shall transfer at least 25,000 shares underlying this Warrant to any such transferee so long as transferee is an Affiliate (as defined herein) of Purchaser. For purposes of this Agreement, the term "Affiliate of a subject entity shall mean an entity that controls, is controlled by or is under common control with the subject entity. For purposes of the definition of "Affiliate," "control" shall mean beneficial ownership (whether direct or indirect) of shares of an entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, of the election of the corresponding management authority) of such and entity of (i) more than fifty percent (50%) or (ii) such lesser percentage as is the maximum ownership permitted in the country where the entity exists. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

               (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

               (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
     Section 7.

               (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

          8.   No Rights as Shareholder until Exercise.  This Warrant does not
               ---------------------------------------
entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price or by means of a cashless exercise, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

          9.   Loss, Theft, Destruction or Mutilation of Warrant.  The Company
               -------------------------------------------------
covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

          10.  Saturdays, Sundays, Holidays, etc.  If the last or appointed day
               ---------------------------------
for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

          11.  Adjustments of Exercise Price and Number of Warrant Shares.  (a)
               ----------------------------------------------------------
Stock Splits, etc. The number and kind of securities purchasable upon the
------------------
exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          12.  Reorganization, Reclassification, Merger, Consolidation or
               ----------------------------------------------------------
Disposition of Assets.  In case the Company shall reorganize its capital,
---------------------
reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

          13.  Voluntary Adjustment by the Company.  The Company may at any time
               -----------------------------------
during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

          14.  Notice of Adjustment.  Whenever the number of Warrant Shares or
               --------------------
number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

          15.  Notice of Corporate Action.  If at any time:
               --------------------------

                    (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or


                    (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

                    (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to

Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d).

          16.  Authorized Shares.  The Company covenants that during the period
               -----------------
the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

               The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

               Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

          17.  Miscellaneous.
               -------------

               (a) Jurisdiction.  This Warrant shall constitute a contract under
                   ------------
     the laws of Delaware, without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth in the Purchase Agreement.

               (b) Restrictions.  The Holder acknowledges that the Warrant
                   ------------
     Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

               (c) Nonwaiver and Expenses.  No course of dealing or any delay or
                   ----------------------
     failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

               (d) Notices.  Any notice, request or other document required or
                   -------
     permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

               (e) Limitation of Liability.  No provision hereof, in the absence
                   -----------------------
     of affirmative action by Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

               (f) Remedies.  Holder, in addition to being entitled to exercise
                   --------
     all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (g) Successors and Assigns.  Subject to applicable securities
                   ----------------------
     laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

               (h) Amendment.  This Warrant may be modified or amended or the
                   ---------
     provisions hereof waived with the written consent of the Company and the Holder.

               (i) Severability.  Wherever possible, each provision of this
                   ------------
     Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

               (j) Headings.  The headings used in this Warrant are for the
                   --------
     convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated: June 15, 2001
                                VALICERT, INC.



                                By: /s/ Joseph Amram
                                   -----------------------------------
                                   Joseph Amram, President & CEO

                              NOTICE OF EXERCISE

To:   Valicert, Inc.


          (1) The undersigned hereby elects to purchase ________ Warrant Shares (the "Common Stock"), of Valicert, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

          (2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:


                _______________________________


The Warrant Shares shall be delivered to the following:


                _______________________________

                _______________________________

                _______________________________



                                    Rellian Investments Limited


                                    By: ______________________________
                                       Name:
                                       Title:

                                    Dated:  ________________________

                  NOTICE OF EXERCISE OF COMMON STOCK WARRANT
                   PURSUANT TO CASHLESS EXERCISE PROVISIONS

To: Valicert, Inc.

Aggregate Price of Warrant Before Exercise: $________
Aggregate Price Being Exercised: $________
Exercise Price: $_______ per share
Number of Shares of Common Stock to be Issued Under this Notice: ________ Remaining Aggregate Price (if any) After Issuance: $________


Gentlemen:

          The undersigned, registered Holder of the Warrant delivered herewith, hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Common Stock of Valicert, Inc., a Delaware corporation, as provided below. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant. The portion of the Exercise Price (as defined in the Warrant) to be applied toward the purchase of Common Stock pursuant to this Notice of Exercise is $_______, thereby leaving a remaining Exercise Price (if any) equal to $________. Such exercise shall be pursuant to the cashless exercise provisions of Section 3 of the Warrant; therefore, Holder makes no payment with this Notice of Exercise. The number of shares to be issued pursuant to this exercise shall be determined by reference to the formula in Section 3 of the Warrant which, by reference to Section 3, requires the use of the high and low trading price of the Company's Common Stock on the Trading Day preceding the date of such election. The high and low trading price of the Company's Common Stock has been determined by Holder to be $______ and $_________, respectively, which figure is acceptable to Holder for calculations of the number of shares of Common Stock issuable pursuant to this Notice of Exercise. Holder requests that the certificates for the purchased shares of Common Stock be issued in the name of _________________________ and delivered to ______________________________________________. To the extent the foregoing exercise is for less than the full Aggregate Price of the Warrant, a replacement Warrant representing the remainder of the Aggregate Price (and otherwise of like form, tenor and effect) shall be delivered to Holder along with the share certificate evidencing the Common Stock issued in response to this Notice of Exercise.


                                          Rellian Investments Limited


                                          By:___________________________________
                                             Name:
                                             Title:

                                          Date:

                                     NOTE

          The execution to the foregoing Notice of Exercise must exactly correspond to the name of the Holder on the Warrant.

                                ASSIGNMENT FORM

                   (To assign the foregoing warrant, execute
                  this form and supply required information.
                 Do not use this form to exercise the warrant.)



          FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


_______________________________________________ whose address is

__________________________________________________________________.



__________________________________________________________________

                                        Dated: ______________, _______


               Holder's Signature:  _____________________________

               Holder's Address:    _____________________________

                                    _____________________________



Signature Guaranteed:  ________________________________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE LAWS.



                            STOCK PURCHASE WARRANT


                 To Purchase 100,000 Shares of Common Stock of

                                VALICERT, INC.

          THIS CERTIFIES that, for value received, Pacific Crest Securities, Inc. (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after June 15, 2001 (the "Initial Exercise Date") and on or prior to the close of business on June 15, 2004 (the "Termination Date") but not thereafter, to subscribe for and purchase from Valicert, Inc., a corporation incorporated in the State of Delaware (the "Company"), up to 100,000 shares (the "Warrant Shares") of Common Stock, $0.001 par value per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $2.9163. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. In the event of any conflict between the terms of this Warrant and the Common Stock Purchase Agreement dated as of June 15, 2001 pursuant to which this Warrant has been issued (the "Purchase Agreement"), the Purchase Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

          1.   Title to Warrant.  Prior to the Termination Date and subject to
               ----------------
compliance with applicable laws, this Warrant and all rights hereunder are transferable, subject to Section 7 herein, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

          2.   Authorization of Shares.  The Company covenants that all Warrant
               -----------------------
Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment in accordance with Section 3 hereof, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

          3.   Exercise of Warrant.
               -------------------

               (a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, or by means of a cashless exercise, the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid.

               (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

               (c) This Warrant shall also be exercisable by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

               (A) = the average of the high and low trading prices per share of Common Stock on the Trading Day preceding the date of such election on the Nasdaq Stock Market, or if the Common Stock is not traded on the Nasdaq Stock Market, then the Principal Market in terms of volume;

               (B) = the Exercise Price of this Warrant; and

               (X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant and the Notice of Exercise.

               (d) Notwithstanding anything herein to the contrary, in no event shall the Holder be permitted to exercise this Warrant for Warrant Shares to the extent that (i) the number of shares of Common Stock owned by such Holder (other than Warrant Shares issuable upon exercise of this Warrant) plus (ii) the number of Warrant Shares issuable upon exercise of this Warrant, would be equal to or exceed 9.9% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of this Warrant held by such Holder after application of this Section 3(d). As used herein, beneficial ownership shall be determined in accordance with
     Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 3(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant into Warrant Shares at such time as such exercise will not violate the provisions of this Section 3(d). The provisions of this Section 3(d) may be waived by the Holder upon, at the election of the Holder, with not less than 61 days' prior notice to the Company, and the provisions of this Section 3(d) shall continue to apply until such 61/st/ day (or such later date as may be specified in such notice of waiver). No exercise of this Warrant in violation of this Section 3(d) but otherwise in accordance with this Warrant shall affect the status of the Warrant Shares as validly issued, fully-paid and nonassessable.

          4.   No Fractional Shares or Scrip.  No fractional shares or scrip
               -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

          5.   Charges, Taxes and Expenses.  Issuance of certificates for
               ---------------------------
Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the
                                                --------  -------
event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

          6.   Closing of Books.  The Company will not close its stockholder
               ----------------
books or records in any manner which prevents the timely exercise of this Warrant.

          7.   Transfer, Division and Combination.
               ----------------------------------

               (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. In the event that the Holder wishes to transfer a portion of this Warrant, the Holder shall transfer at least 25,000 shares underlying this Warrant to any such transferee so long as transferee is an Affiliate (as defined herein) of Purchaser. For purposes of this Agreement, the term "Affiliate of a subject entity shall mean an entity that controls, is controlled by or is under common control with the subject entity. For purposes of the definition of "Affiliate," "control" shall mean beneficial ownership (whether direct or indirect) of shares of an entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, of the election of the corresponding management authority) of such and entity of (i) more than fifty percent (50%) or (ii) such lesser percentage as is the maximum ownership permitted in the country where the entity exists. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

               (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

               (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
     Section 7.

               (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

          8.   No Rights as Shareholder until Exercise.  This Warrant does not
               ---------------------------------------
entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price or by means of a cashless exercise, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

          9.   Loss, Theft, Destruction or Mutilation of Warrant.  The Company
               -------------------------------------------------
covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

          10.  Saturdays, Sundays, Holidays, etc.  If the last or appointed day
               ---------------------------------
for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

          11.  Adjustments of Exercise Price and Number of Warrant Shares.  (a)
               ----------------------------------------------------------
Stock Splits, etc. The number and kind of securities purchasable upon the
------------------
exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          12.  Reorganization, Reclassification, Merger, Consolidation or
               ----------------------------------------------------------
Disposition of Assets.  In case the Company shall reorganize its capital,
---------------------
reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

          13.  Voluntary Adjustment by the Company.  The Company may at any time
               -----------------------------------
during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

          14.  Notice of Adjustment.  Whenever the number of Warrant Shares or
               --------------------
number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

          15.  Notice of Corporate Action.  If at any time:
               --------------------------

                    (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or


                    (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

                    (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of

Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d).

          16.  Authorized Shares.  The Company covenants that during the period
               -----------------
the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

               The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

               Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

          17.  Miscellaneous.
               -------------

               (a) Jurisdiction.  This Warrant shall constitute a contract under
                   ------------
     the laws of Delaware, without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth in the Purchase Agreement.

               (b) Restrictions.  The Holder acknowledges that the Warrant
                   ------------
     Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

               (c) Nonwaiver and Expenses.  No course of dealing or any delay or
                   ----------------------
     failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

               (d) Notices.  Any notice, request or other document required or
                   -------
     permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

               (e) Limitation of Liability.  No provision hereof, in the absence
                   -----------------------
     of affirmative action by Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

               (f) Remedies.  Holder, in addition to being entitled to exercise
                   --------
     all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (g) Successors and Assigns.  Subject to applicable securities
                   ----------------------
     laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

               (h) Amendment.  This Warrant may be modified or amended or the
                   ---------
     provisions hereof waived with the written consent of the Company and the Holder.

               (i) Severability.  Wherever possible, each provision of this
                   ------------
     Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

               (j) Headings.  The headings used in this Warrant are for the
                   --------
     convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated: June 15, 2001
                                   VALICERT, INC.



                                   By: /s/ Joseph Amram
                                      --------------------------------------
                                      Joseph Amram, President & CEO

                              NOTICE OF EXERCISE


To:  Valicert, Inc.


          (1) The undersigned hereby elects to purchase ________ Warrant Shares (the "Common Stock"), of Valicert, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

          (2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:


               _______________________________


The Warrant Shares shall be delivered to the following:


               _______________________________

               _______________________________

               _______________________________



                                    Pacific Crest Securities, Inc.


                                    By:______________________________
                                       Name:
                                       Title:

                                    Dated: __________________________

                  NOTICE OF EXERCISE OF COMMON STOCK WARRANT
                   PURSUANT TO CASHLESS EXERCISE PROVISIONS


To: Valicert, Inc.

Aggregate Price of Warrant Before Exercise: $______
Aggregate Price Being Exercised: $______
Exercise Price: $______ per share
Number of Shares of Common Stock to be Issued Under this Notice: ________ Remaining Aggregate Price (if any) After Issuance: $_______


Gentlemen:

          The undersigned, registered Holder of the Warrant delivered herewith, hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Common Stock of Valicert, Inc., a Delaware corporation, as provided below. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant. The portion of the Exercise Price (as defined in the Warrant) to be applied toward the purchase of Common Stock pursuant to this Notice of Exercise is $_______, thereby leaving a remaining Exercise Price (if any) equal to $________. Such exercise shall be pursuant to the cashless exercise provisions of Section 3 of the Warrant; therefore, Holder makes no payment with this Notice of Exercise. The number of shares to be issued pursuant to this exercise shall be determined by reference to the formula in Section 3 of the Warrant which, by reference to Section 3, requires the use of the high and low trading price of the Company's Common Stock on the Trading Day preceding the date of such election. The high and low trading price of the Company's Common Stock has been determined by Holder to be $______ and $_________, respectively, which figure is acceptable to Holder for calculations of the number of shares of Common Stock issuable pursuant to this Notice of Exercise. Holder requests that the certificates for the purchased shares of Common Stock be issued in the name of _________________________ and delivered to ______________________________________________. To the extent the foregoing exercise is for less than the full Aggregate Price of the Warrant, a replacement Warrant representing the remainder of the Aggregate Price (and otherwise of like form, tenor and effect) shall be delivered to Holder along with the share certificate evidencing the Common Stock issued in response to this Notice of Exercise.


                                      Pacific Crest Securities, Inc.


                                      By:_______________________________
                                         Name:
                                         Title:

                                      Date:

                                     NOTE

          The execution to the foregoing Notice of Exercise must exactly correspond to the name of the Holder on the Warrant.

                                ASSIGNMENT FORM

                   (To assign the foregoing warrant, execute
                  this form and supply required information.
                Do not use this form to exercise the warrant.)



          FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


_______________________________________________ whose address is

_______________________________________________________________.



_______________________________________________________________

                                    Dated:  ______________, _______


               Holder's Signature:  _____________________________

               Holder's Address:    _____________________________

                                    _____________________________



Signature Guaranteed: ___________________________________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.